Tortoise
Pipeline & Energy Fund, Inc. (NYSE: TTP)

Section 19(a) Notification of Sources of Distribution

Distribution Period	August 2021

Distribution Amount per Share	$0.37

The following table sets forth the estimated amounts of the current distribution, payable August 31, 2021, and the cumulative distribution paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions

				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0000	0%	0.0000	0%
Net Realized Short-Term Capital Gains	0.0000	0%	0.6900	100%
Net Realized Long-Term Capital Gains	0.0000	0%	0.0000	0%
Return of Capital	0.3700	100%	0.0000	0%
Total (per common share)	0.3700	100%	0.6900	100%

Average annual total return (in relation to NAV) for the 5 years ending on 7/31/2021				-12.88%
Annualized current distribution rate expressed as a percentage of NAV as of 7/31/2021				5.15%

Cumulative total return (in relation to NAV) for the fiscal year through 7/31/2021				45.74%
Cumulative fiscal year distributions as a percentage of NAV as of 7/31/2021				2.40%

You should not draw any conclusions about TTP's investment performance from the amount of this distribution or from the terms of TTP’s distribution policy.

TTP estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in TTP is paid back to you. A return of capital distribution does not necessarily reflect TTP’s investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TTP's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TTP will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TTP is a non-diversified, closed-end management investment company that seeks to obtain a high level of total return with an emphasis on current distributions. TTP invests primarily in equity securities of pipeline companies that transport natural gas, natural gas liquids (NGLs), crude oil and refined products and, to a lesser extent, in other energy infrastructure companies. For more information, visit TTP's website at cef.tortoiseecofin.com or call (866) 362-9331.

6363 College Boulevard, Suite 100A, Overland Park, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com

Tortoise
Pipeline & Energy Fund, Inc. (NYSE: TTP)

Section 19(a) Notification of Sources of Distribution

Distribution Period	November 2021

Distribution Amount per Share	$0.37

The following table sets forth the estimated amounts of the current distribution, payable November 30, 2021, and the cumulative distribution paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions

				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0000	0%	0.0000	0%
Net Realized Short-Term Capital Gains	0.0283	8%	0.7404	70%
Net Realized Long-Term Capital Gains	0.0048	1%	0.0041	0%
Return of Capital	0.3369	91%	0.3155	30%
Total (per common share)	0.3700	100%	1.0600	100%

Average annual total return (in relation to NAV) for the 5 years ending on 10/29/21				-12.29%
Annualized current distribution rate expressed as a percentage of NAV as of 10/29/21				4.77%

Cumulative total return (in relation to NAV) for the fiscal year through 10/29/21				60.10%
Cumulative fiscal year distributions as a percentage of NAV as of 10/29/21				3.41%

You should not draw any conclusions about TTP's investment performance from the amount of this distribution or from the terms of TTP’s distribution policy.

TTP estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in TTP is paid back to you. A return of capital distribution does not necessarily reflect TTP’s investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TTP's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TTP will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TTP is a non-diversified, closed-end management investment company that seeks to obtain a high level of total return with an emphasis on current distributions. TTP invests primarily in equity securities of pipeline companies that transport natural gas, natural gas liquids (NGLs), crude oil and refined products and, to a lesser extent, in other energy infrastructure companies. For more information, visit TTP's website at cef.tortoiseecofin.com or call (866) 362-9331.

6363 College Boulevard, Suite 100A, Overland Park, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.TortoiseEcofin.com